             As filed with the Securities and Exchange Commission on May 6, 1997
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------


                           K-TRON INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

           New Jersey                                   22-1759452
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

        Routes 55 and 553
        Pitman, New Jersey                                08071-0888
  (Address of principal executive offices)               (Zip Code)

                           K-TRON INTERNATIONAL, INC.
                          1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                  LEO C. BEEBE
                             Chief Executive Officer
                           K-Tron International, Inc.
                                Routes 55 and 553
                          Pitman, New Jersey 08071-0888
                     (Name and address of agent for service)

                                 (609) 589-0500
          (Telephone number, including area code, of agent for service)


                         Copy of all communications to:
                           EDWARD B. CLOUES, II, ESQ.
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed maximum            Proposed maximum
    Title of securities             Amount to be               offering price                aggregate             Amount of
     to be registered                registered                per share (1)             offering price (1)     registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01               450,000 shares(2)                 $11.25                    $5,062,500              $1,535
par value
================================================================================================================================


(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on April 29, 1997, as reported on the Nasdaq National Market.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents as filed by K-Tron International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1997.

                  (c) The description of the Registrant's shares of common stock, $.01 par value (the "Common Stock"), set forth in the Registrant's registration statement on Form 8-A, filed by the Registrant with the Commission on March 19, 1981 to register such securities under the Exchange Act, as updated by Item 5 of the Registrant's current report on Form 8-K, dated October 3, 1991.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Experts.

         The consolidated financial statements of the Registrant and its subsidiaries as of December 28, 1996 and for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, have been incorporated by reference in this registration statement in reliance upon the report of Arthur Andersen LLP, independent public accountants, and upon the authority of such firm as experts in accounting and auditing. Future consolidated financial statements of the Registrant and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this registration statement in reliance upon the authority of such firm as experts in giving those reports to the extent such firm has audited those consolidated financial statements and consented to the use of their reports thereon.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Company by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Edward B. Cloues, II, a partner of Morgan, Lewis & Bockius LLP, is a member of the Registrant's Board of Directors and serves as the Registrant's Secretary. As of May 2, 1997, Mr. Cloues owned 30,000 shares of Common Stock and options to purchase 10,000 shares of Common Stock, all of which are currently exercisable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-Laws of the Registrant generally provide for the mandatory indemnification of directors, officers and other corporate agents to the fullest extent permitted by the New Jersey Business Corporation Act, as amended ("NJBCA"), as do various indemnification agreements entered into by the Company and its directors and certain officers.

         The NJBCA generally provides that a New Jersey corporation has the power to indemnify a director, officer or other agent against his or her expenses and liabilities in connection with any proceedings involving the director, officer or agent by reason of his or her being or having been such a director, officer or agent other than proceedings by or in the right of the corporation, if such director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director, officer or agent had no reasonable cause to believe that his or her conduct was unlawful.

         The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director, officer or agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise; provided that no indemnification shall be made to or on behalf of a director, officer or agent if a judgment or other final adjudication adverse to the director, officer or agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director, officer or agent of an improper personal benefit.

         In addition, the Registrant's Restated Certificate of Incorporation provides that directors and officers of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Registrant or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit.

         The Registrant has purchased a Directors and Officers indemnity insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated in parentheses.

Exhibit
Number                     Exhibit
------                     -------

 4 Rights Agreement dated as of October 3, 1991 with First Interstate Bank of Arizona, N.A., as Rights Agent (1) (Exhibit
                  1)

 5*               Opinion of Morgan, Lewis & Bockius LLP

 23.1*            Consent of Arthur Andersen LLP

 23.2*            Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

 24* Power of Attorney (included on signature page of this registration statement)

 99 K-Tron International, Inc. 1996 Equity Compensation Plan, as amended (2) (Exhibit 10.1)

*        Filed herewith.

 (1) Filed as an exhibit to report on Form 8-K dated October 3, 1991 File No. 0-9576 and incorporated herein by reference.

 (2) Filed as an exhibit to quarterly report on Form 10-Q for the fiscal quarter ended September 28, 1996 File No. 0-9576 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pitman, New Jersey, on the 2nd day of May, 1997.

                                   K-TRON INTERNATIONAL, INC.


                                   By:     /s/  Leo C. Beebe
                                           ---------------------------------
                                           Leo C. Beebe
                                           Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leo C. Beebe and Edward B. Cloues, II and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

            Signatures                                   Title                                    Date
            ----------                                   -----                                    ----
/s/ Leo C. Beebe                    Chief Executive Officer (principal                          May 2, 1997
-----------------------------       executive officer) and Chairman of the
Leo C. Beebe                        Board of Directors



/s/ Robert L. Weinberg              Senior Executive Vice President, Chief                      May 2, 1997
-----------------------------       Financial Officer and Treasurer (principal
Robert L. Weinberg                  financial officer)



/s/ Alan R. Sukoneck                Vice President, Chief Accounting and Tax                    May 2, 1997
-----------------------------       Officer (principal accounting officer)
Alan R. Sukoneck


/s/ Edward B. Cloues, II                        Director                                        May 2, 1997
-----------------------------
Edward B. Cloues, II


/s/ Norman Cohen                                Director                                        May 2, 1997
-----------------------------
Norman Cohen

            Signatures                                   Title                                    Date
            ----------                                   -----                                    ----
/s/ Richard J. Pinola                                  Director                                 May 2, 1997
----------------------------------
Richard J. Pinola


/s/ Hans-Jurg Schurmann                                Director                                 May 2, 1997
----------------------------------
Hans-Jurg Schurmann


/s/ Jean Head Sisco                                    Director                                 May 2, 1997
----------------------------------
Jean Head Sisco


/s/ Johannes Wirth                                     Director                                 May 2, 1997
----------------------------------
Johannes Wirth

                                INDEX TO EXHIBITS


Exhibit
Number                     Exhibit
------                     -------


 5       Opinion of Morgan, Lewis & Bockius LLP

 23.1    Consent of Arthur Andersen LLP

 23.2    Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

 24 Power of Attorney (included on signature page of this registration statement)